                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated December 13, 2000, except for note 14 as to which the date is January 5, 2001, included in Urstadt Biddle Properties, Inc.'s Form 10-K for the year ended October 31, 2000 and to all references to our Firm included in this registration statement.




/s/ Arthur Anderson LLP
------------------------
Arthur Andersen LLP
New York, New York
October 25, 2001